                                                                    Exhibit 10.6

                                OPTION AGREEMENT

     OPTION AGREEMENT, dated as of April 4, 1996, by and between Smith Breeden Associates, Inc. ("Smith Breeden") and Harrington West Financial Group, Inc. ("HWFG"), a Delaware corporation (the "Agreement").

                                   WITNESSETH

     WHEREAS, HWFG and Los Padres Savings Bank, F.S.B. (the "Bank") have entered into an Agreement and Plan of Reorganization, dated as of September 19, 1995 and amended as of March 28, 1996, and a related Plan of Merger (collectively, the "Reorganization Agreement"), pursuant to which HWFG is acquiring the Bank as of the date hereof (the "Acquisition");

     WHEREAS, in recognition of Smith Breeden's services as financial advisor to HWFG in connection with the Acquisition and the related capitalization of HWFG, as described in the Reorganization Agreement, HWFG desires to grant to Smith Breeden an option to purchase shares of its common stock upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the parties desire to enter into this Option Agreement.

     NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions hereof, HWFG irrevocably grants to Smith Breeden as of April 4, 1996 the option ("Option") to purchase at one time or from time to time an aggregate of 50,000 shares of common stock, par value $.01 per share, of HWFG ("Common Stock") at a price per share equal to $17.50 (the price per share is referred to below as the "Purchase Price" and the price when used with respect to a number of shares is referred to below as the "aggregate Purchase Price" for such shares). As used in this Agreement, the term "Shares" means the shares of Common Stock subject to the Option.

     2. EXERCISE OF OPTION. Subject to the terms and conditions hereof, HWFG may exercise the Option, in whole at any time or in part from time to time, to the extent not previously exercised, provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further effect, except as to notices of exercise given prior thereto, on April 4, 2001 (the "Termination Date").

     3.   NOTICE OF EXERCISE; PAYMENT AND DELIVERY OF SHARES.

     (a) In the event that Smith Breeden desires to exercise the Option, Smith Breeden shall send a written notice (the date of which being herein referred to as the "Notice Date") to HWFG specifying the total number of Shares it will purchase and a place and date for the closing of such purchase, which date shall be not later than 60 calendar days nor earlier than three business days from the date such notice is given, unless additional time is needed to give notification to or to obtain approval from any governmental or regulatory authority and, if so required, three business days from the date on which the required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period with respect thereto shall have passed.

     (b) At the closing of any purchase of Shares hereunder, (a) Smith Breeden shall make payment to HWFG of the aggregate Purchase Price for the Shares to be purchased by delivery to HWFG of a certified, cashier's or bank check payable to the order of HWFG in such amount or, if mutually agreed, by wire transfer of funds in such amount to an account designated in writing by HWFG; and (b) HWFG shall deliver to Smith Breeden a certificate or certificates representing the Shares so purchased, registered in the name of Smith Breeden or its designee.

     (c) Smith Breeden agrees that it shall not purchase any Shares upon exercise of all or part of the Option without filing and obtaining acceptance, nonobjection or approval, as the case by be, of the Office of Thrift Supervision, or successor agency (the "OTS"), of any rebuttal, notice, application or other filing which may be required to be made by Smith Breeden with the OTS in connection with such acquisition, taking into consideration any other persons who at such time are acting in concert, or presumed to be acting in concert, with Smith Breeden.

     4. REPRESENTATIONS AND WARRANTIES OF HWFG. HWFG hereby represents and warrants to Smith Breeden as follows:

     (a) This Agreement has been duly authorized, executed and delivered by HWFG and constitutes a valid and binding agreement of HWFG, enforceable against HWFG in accordance with its terms, except to the extent that the obligations of HWFG set forth in Section 8(a) and (d) hereof may be unenforceable under applicable federal and state securities laws.

     (b) HWFG has taken all necessary corporate and other action (excluding any required governmental or stockholder approvals) to authorize and reserve and to permit it to issue, and at all times from the date hereof until such time as the obligation to deliver Shares upon the exercise of the Option terminates, will have reserved for issuance, upon any exercise of the Option, the number of Shares subject to the Option (less the number of Shares previously issued upon any partial exercise of the Option or as to which the Option may no longer be exercised). All of the Shares to be issued pursuant to the Option are duly authorized and, upon issuance and delivery thereof pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all claims, liens, charges, encumbrances and security interests, and will not have been issued in violation of, and will not be subject to, any preemptive rights of any stockholders of HWFG.

     (c) The execution, delivery and performance by HWFG of this Agreement and the consummation of the transactions contemplated hereby (excluding any required governmental approvals) do not contravene, or constitute a default under, (i) the Certificate of Incorporation or Bylaws of HWFG or (ii) any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation binding upon HWFG or any of its subsidiaries.

     5. REPRESENTATIONS AND WARRANTIES OF SMITH BREEDEN. Smith Breeden hereby represents and warrants to HWFG as follows:

     (a) This Agreement has been duly authorized, executed and delivered by Smith Breeden and constitutes a valid and binding agreement of Smith Breeden, enforceable against Smith Breeden in accordance with its terms, except to the extent that the obligations of Smith Breeden set forth in Section 8(b) and (d) hereof may be unenforceable under applicable federal and state securities laws.

     (b) Smith Breeden hereby acknowledges that (i) the Option has not been, and the Shares may not be, registered under the Securities Act of 1933, as amended ("Securities Act"), or any other applicable securities registration requirements and (ii) the Option and the Shares may not be transferred except in compliance with applicable registration requirements or an available exemption therefrom.

     6. ADJUSTMENT UPON CHANGE IN CAPITALIZATION, ETC. In the event of any change in the Common Stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of HWFG which would have the effect of diluting or changing Smith Breeden's rights hereunder, the number and kind of shares or securities subject to the Option and the Purchase Price (but not the aggregate Purchase Price of the Shares) shall be appropriately and equitably adjusted so that Smith Breeden shall receive upon exercise of the Option the number and class of shares or other securities or property that Smith Breeden would have received in respect of the Shares that could have been purchased upon exercise of the Option if the Option could have been and had been exercised immediately prior to such event or the record date therefor, as applicable. HWFG shall take such steps in connection with any consolidation, merger, liquidation or other such action as may be necessary to ensure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Option.

     7. REGISTRATION OF THE SHARES. HWFG shall notify Smith Breeden in writing not less than ten business days prior to filing a registration statement under the Securities Act with respect to any Common Stock (other than a filing on Form S-4 or Form S-8) of HWFG's intention so to file. If Smith Breeden wishes to have any portion of its Shares purchased hereunder included in such registration statement, it shall advise HWFG in writing to that effect within five business days following receipt of such notice from HWFG pursuant to the preceding sentence, and HWFG will thereupon include the number of shares indicated by Smith Breeden under such registration statement, provided, however, that if the managing underwriter determines and advises HWFG and Smith Breeden in writing that the inclusion in the registration statement of the number of shares indicated by Smith Breeden would interfere with the successful marketing of the Common Stock proposed to be registered and sold by HWFG, then the number of shares indicated by Smith Breeden to be included in the underwriting shall be reduced or eliminated pro rata among all holders of shares of Common Stock requesting such registration, and further provided, however, that nothing herein shall prevent HWFG from, at any time, abandoning or delaying any registration.

     8.   INDEMNIFICATION.

     (a) In connection with any registration under the provisions of Section 7 hereof, HWFG shall indemnify and hold harmless Smith Breeden and any underwriter (as defined in the Securities Act) for Smith Breeden and each person who controls Smith Breeden or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which Smith Breeden or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary or final offering prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that HWFG will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission so made in conformity with information furnished by Smith Breeden, such underwriter or such controlling persons in writing specifically for use in the preparation thereof.

     (b) Smith Breeden will indemnify and hold harmless HWFG, any underwriter for HWFG and each person who controls HWFG or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which HWFG or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary or final offering prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was so made in conformity with information furnished by Smith Breeden in writing specifically for use in the preparation thereof.

     (c) Promptly after receipt by an indemnified party pursuant to the provisions of Section 8(a) or (b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of Section 8(a) or (b), promptly notify the indemnifying party of the commencement thereof; except to the extent of any actual prejudice to the indemnifying party, the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 8(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative fault, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

     9. QUOTATION. If the Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any securities exchange, HWFG, upon the request of Smith Breeden will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     10. FURTHER ASSURANCES. HWFG agrees to execute and deliver such documents and instruments and take such further actions as may be necessary or appropriate or as Smith Breeden may reasonably request in order to ensure that Smith Breeden receives the full benefits of this Agreement (including, without limitation, the prompt filing of any required notice or application for approval with any applicable federal or state regulatory agency). Prior to the Termination Date, HWFG will refrain from taking any action which would have the effect of preventing or interfering with the delivery by HWFG of the Shares (or other securities deliverable pursuant to Section 6 hereof) to Smith Breeden upon any exercise of the Option or from otherwise performing its obligations under this Agreement.

     11. REMEDIES. The parties agree that Smith Breeden would be irreparably damaged if for any reason HWFG failed to issue any of the Shares (or other securities deliverable pursuant to Section 6 hereof) upon exercise of the Option or to perform any of its other obligations under this Agreement, and that Smith Breeden would not have an adequate remedy at law in such event. Accordingly, Smith Breeden shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by HWFG. This provision is without prejudice to any other rights that Smith Breeden may have against HWFG for any failure to perform its obligations under this Agreement.

     12.  MISCELLANEOUS.

     (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telecopy or telex addressed as follows:

          (i)  If to Smith Breeden, to:

               Smith Breeden Associates, Inc.
               7300 College Boulevard, Suite 430
               Overland Park, Kansas 66210
               ATTN: Michael J. Giarla

               Copy to:

               Elias, Matz, Tiernan and Herrick L.L.P.
               734 15th Street, N.W.
               Washington, D.C. 20005
               ATTN: Jeffrey D. Haas, Esq.

          (ii) If to HWFG, to:

               Harrington West Financial Group, Inc.
               610 Alamo Pintado Road
               Solvang, California 93463-2247
               ATTN: Craig J. Cerny

               Copy to:

               Manatt Phelps & Phillips
               11355 West Olympic Boulevard
               Los Angeles, California 90064
               ATTN: Andrew Erskine, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     (c) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     If for any reason any court or regulatory agency determines that the Option will not permit the holder to acquire the full number of Shares, it is the express intention of HWFG to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

     (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     (f) Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

     (g) Assignment. Smith Breeden may assign this Agreement to any person or persons in whole or in part, provided that such assignee shall not purchase any Shares upon exercise of all or part of the Option without filing and obtaining acceptance, nonobjection or approval, as the case may be, of the OTS, of any rebuttal, notice, application or other filing which may be required to be made by such assignee with the OTS in connection with such acquisition, taking into consideration any other persons who at such time are acting in concert, or presumed to be acting in concert, with such assignee. In the case of any sale, transfer, assignment or disposition in whole or in part of this Option, HWFG shall do all things necessary to facilitate the same and the person to whom this Option is sold, transferred assigned or disposed of shall agree in writing to the terms and conditions hereof. This Agreement shall not be assignable by HWFG except by operation of law. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (h) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than an assignee or transferee of Smith Breeden pursuant to Section 12(g) hereof) any rights or remedies of any nature whatsoever under or by any reason of this Agreement.

     13. ENTIRE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

     IN WITNESS WHEREOF, Smith Breeden and HWFG have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       SMITH BREEDEN ASSOCIATES, INC.


Attest:

/s/ DEBRA L. DUGAN                     By:  /s/ MICHAEL J. GIARLA
-------------------------------             -------------------------------
Debra L. Dugan                              Michael J. Giarla
Secretary                                   Chief Operating Officer and
                                              Executive Vice President




                                       HARRINGTON WEST FINANCIAL GROUP, INC.


Attest:

/s/ WALLACE P. WOLF                    By:  /s/ CRAIG J. CERNY
-------------------------------             -------------------------------
Wallace P. Wolf                             Craig J. Cerny
Secretary                                   Chairman and Chief Executive Officer

                              ASSIGNMENT OF OPTION

     ASSIGNMENT, dated as of January 19, 2001 by and between Smith Breeden Associates, Inc. ("Smith Breeden" or "Assignor") and Craig Cerny ("Assignee") (the "Assignment").

                                   WITNESSETH

     WHEREAS, Smith Breeden entered into an Option Agreement with Harrington West Financial Group, Inc. ("HWFG") dated April 4, 1996 (the "Option Agreement") whereby HWFG granted to Smith Breeden an option to purchase 50,000 shares of common stock, par value $.01 per share, of HWFG ("Common Stock") at a purchase price equal to $17.50 per share ("Option");

     WHEREAS, the Option Agreement provides that Smith Breeden may assign the Option Agreement and Option to any person in whole or in part;

     WHEREAS, Smith Breeden desires to assign a portion of the Option Agreement and Option to purchase 1,900 shares of Common Stock to Assignee; and

     WHEREAS, the parties desire to enter into this Assignment.

     NOW, THEREFORE, in consideration of the premises herein contained, for good and valuable consideration, the parties agree as follows:

     Assignor hereby assigns its rights, title and interest to purchase 1,900 shares of Common Stock under the Option Agreement to Assignee subject to the terms and conditions of the Option Agreement, a copy of which is attached hereto.

     Assignee agrees to abide by the terms and conditions of the Option Agreement and further agrees not to purchase any shares of Common Stock upon exercise of all or part of the Option without filing and obtaining acceptance, nonobjection or approval, as the case may be, of the Office of Thrift Supervision ("OTS"), of any rebuttal, notice, application or other filing which may be required to be made by Assignee with the OTS in connection with such acquisition, taking into consideration any other persons who at such time are acting in concert, or presumed to be acting in concert, with Assignee.

     IN WITNESS WHEREOF, Smith Breeden and Assignee have caused this Assignment to be executed as of the day and year first above written.

                                             SMITH BREEDEN ASSOCIATES, INC.

Attest:


/s/ Marianthe S. Mewkill                By: /s/ Michael J. Giarla
-----------------------------               ------------------------------
Marianthe S. Mewkill                    Michael J. Giarla
Secretary                               Chief Operating Officer and Executive
                                        Vice President


                                             ASSIGNEE



                                            Craig J. Cerny
                                            ------------------------------
                                            Craig Cerny